Exhibit 10.21

English translation of the executed copy

Business Cooperation Agreement

THIS BUSINESS COOPERATION AGREEMENT (hereinafter the “THIS AGREEMENT”) is entered into between the following parties on January 1, 2007 in Shanyang City, Liaoning Province:

Party A: Shenyang Sunshine Pharmaceutical Company Limited

Legal Address: No.3 1A No.10 Road of Shenyang Economic and Technological Development Zone

Legal Representative: Dan Lou

Party B: Liaoning Sunshine Bio-Pharmaceutical Company Limited

Legal Address: No.3 1A No.10 Road of Shenyang Economic and Technological Development Zone

Legal Representative: Jing Lou

Party C: 3sBio Inc.

Legal Address: Criket Square, Hutchins Drive, PO Box 2681 GT, George Town,

Grand Cayman, British West Indies.

Legal Representative: Dan Lou

WHEREAS,

1.	Party A is a foreign invested wholly owned enterprise established and validly subsisted according to the laws of the People’s Republic of China (hereinafter “PRC”), which is mainly engaged in the manufacture of pharmaceuticals and have solid strength for technical support and proven experiences in market development services;

2.	Party B is a company with limited liability established and validly subsisted according to the laws of PRC, which is mainly engaged in the distribution of pharmaceuticals and principally distribution of EPIAO, TPIAO, INTEFEN, INLEUSIN and other medicines manufactured by Party A;

3.	Party C is a company established and validly subsisted according to the laws of the Cayman Islands and it indirectly holds the whole equity interest of Party A through Collected Mind Limited;

4.	During the course of conducting business operations, Party B cooperates with Party A for business, including but not limited to, relies on Party A to provide the services for technical support and market development. Party A is willing to carry out the aforesaid business cooperation and Party C agrees to procure Party A to implement its obligations under this Agreement.

In witness thereof, through friendly consultation and in the principle of equality and mutual benefits, it is hereby agreed as follows:

Article 1 Services for Technical Support and Market Development

1.1	All parties agrees that Party A, as an exclusive service provider for technical support and market development services, provides Party B comprehensive services for technical support and market development, including but not limited to:

1.1.1	Technical support services

1.1.1.1	Technical consulting and staff training in respect of medicine examination and acceptance, inspection, maintenance and etc.;

1.1.1.2	Establishment of quality control system for medicine operation;

1.1.1.3	Related medicine inspection, leasing, maintenance and technical guidance relating to maintenance equipment;

1.1.1.4	Other related technical consulting.

1.1.2	Market development and consulting services

1.1.2.1	Assisting in formulating market development plan;

1.1.2.2	Providing market information and client resources information;

1.1.2.3	Entrusted to conduct specified market research and investigation.

1.1.3	Party A may, based upon the operational needs of Party B, decide to appoint sales persons of Party B and establish marketing networks.

1.2	Party B shall actively support Party A to complete the abovementioned work, including but not limited to the provision of related operational documents, data, descriptions and etc.

1.3	Party A is an exclusive provider for technical support and market development services under this Agreement. Except for prior consent in writing by Party A, Party B shall not accept any services for technical support and market development provided by any third party; however, Party A shall have the right to provide any other party with the same or similar services stipulated in this Agreement.

1.4	Party A is entitled to the exclusive rights and interests in respect of any right, ownerships, interests and intellectual property rights of any kind arising from performance hereof. In case this Agreement terminates or expires for whatsoever reasons, Party B shall return Party A all information delivered as result of performance hereof, including but not limited to information, data, know-how, commercial secrets as well as any rights, ownerships, interests and intellectual property rights of any kind arisen from hereunder. All parties agree that this article shall survive any changes, rescission or termination hereof.

Article 2 Service fees

2.1	All parties agree that Party B shall pay service fees to Party A in connection with the related business cooperation services prescribed in Article 1.1 hereunder provided by Party A to Party B. The amount of service fees shall be 70% of Party B’s entire annual sales revenues.

2.2	The time and method of payment for service fees shall be: with 7 days after each receivable is collected by Party B, it shall remit 70% of such amount to a bank account designated by Party A.

Article 3 Representations and Warranties by Part A and Party C

Party A and Party C hereby represent and warrant to Party B that:

3.1	Party A is a foreign invested wholly owned enterprise duly organized and validly subsisted according to the laws of PRC, which has all the necessary rights, powers and capacity to execute and perform all the obligations and liabilities hereunder, and upon this Agreement being signed, it shall have legally and validly binding force on Party A.

3.2	Party C is a company duly established and validly subsisted according to the laws of the Cayman Islands, which has all the necessary rights, powers and capacity to execute and perform all the obligations and liabilities hereunder, and upon this Agreement being signed, it shall have legally and validly binding force on Party C.

3.3	The execution, delivery and performance hereof by Party A and Party C do not breach any law, regulations, its articles of association or the provisions prescribed under other similar documents, nor breach any contract, rule, verdict or adjudication made by any court or arbitrion body that are binding on Party A or its property.

3.4	Party A and Party C have obtained all necessary approvals, consents, authorizations and permits required for its establishment and business operations, and all these are valid and binding.

Article 4 Representations and Warranties by Part B

Party B hereby represents and warrants and undertakes to Party A and Party C that:

4.1	Party B is a company with limited liability duly organized and validly subsisted according to the laws of PRC, which has all the necessary rights, powers and capacity to execute and perform all the obligations and liabilities hereunder, and this Agreement shall have legally and validly binding force on Party B once it is signed.

4.2	The execution, delivery and performance hereof by Party B do not breach any law, regulation, its articles of association or the provisions prescribed under other similar documents, nor breach any contract, rule, verdict or adjudication made by any court or arbitration body that are binding on Party B or its property.

4.3	Party B has obtained all necessary approvals, consents, authorizations and permits required for its establishment and business operations, and all these are valid and binding.

Article 5 Undertakings by Part A and Party C

Party A and Party C undertake to Party B that during the term of this Agreement:

5.1	Party A hereby undertakes the performance of obligations hereunder in accordance to this Agreement.

5.2	Party C hereby undertakes to support and supervise Party A’s performance of the obligations hereunder to procure the smooth performance of this Agreement.

Article 6 Undertakings by Part B

Party B undertakes to Party A and Party C that during the term of this Agreement:

6.1	Party B shall not, without the prior written consent of the majority of independent directors of Party C:

6.1.1	Make profit distribution or dividend payment or distributions in any other form to a direct or indirect beneficial owner of Party B;

6.1.2	Make any investment in any form.

6.2	Party B undertakes, without the prior written consent of majority of the independent directors of Party C, not to proceed with capital increase or decrease, or merger with other third party (whether or not it is for the purpose of the company’s continuing subsistence), scission, dissolution, liquidation, change of corporate formation or issue of debentures.

6.3	Except for the liabilities (including contingent liabilities) incurred and disclosed to Party A before the signing hereof, Party B undertakes, without the prior written consent of majority of the independent directors of Party C, not to create or bear any new liabilities (including contingent liabilities).

6.4	Party B shall not, without the prior written consent of majority of the independent directors of Party C, create mortgage in any form or other encumbrances in respect of all or part of its assets.

6.5	Party B shall not, without the prior written consent of majority of the independent directors of Party C, sell or bestow the major assets of Party B to any third party, or dispose of such assets in any other manner.

6.6	Party B undertakes not to be engaged in any business other than sale of pharmaceuticals, and, without the prior written consent of majority of the independent directors of Party C, in the sale of pharmaceuticals produced by any pharmaceutical production enterprise other than Party A, except for those distributed by Party B before the signing hereof.

6.7	Party B shall provide Party A with all financial and accounting information within 15 days after the end of every quarter and every fiscal year.

6.8	Party B shall, according to the requirement of Party C, provide Party C with relevant financial information timely and accurately.

6.9	Party B shall, according to the requirement of Party C, be cooperative in the auditing of its financial statements conducted by an independent accountant, and shall provide the auditor with any information or render any necessary assistance as reasonably required for the purpose of such auditing.

6.10	Party B agrees to, without its prior consent being obtained, have its name referred and business disclosed in any published report of Party C.

6.11	Party B shall pay all taxes payable by it according to law.

6.12	Except with the prior written consent of majority of the independent directors of Party C, Party C shall complete all necessary procedures to ensure the legal validity of the following matters:

6.12.1	the legitimate and valid subsistence of Party B;

6.12.2	the valid subsistence of all necessary permits, licenses and certificates held by Party B for its production and operation.

Article 7 Confidentiality

7.1	For the purpose of this Agreement, the term “confidential information” includes but not limited to all or part of the content or information of the following information: Any informtion given by any party hereto to the other parties and not stating as public information when provided for the purpose of this Agreement.

7.2	Except with prior consent in writing by the confidential information providing party hereto, any party hereto shall not disclose the confidential information in any manner to any third party.

7.3	All parties shall adopt necessary measures to confine the circulation of the confidential information informed and known by each of them to relevant staff, agents or consultants only, and shall ask them to abide by this Article strictly and not to disclose the confidential information to any third party. All parties undertake not to disclose the confidential information obtained from the other parties to their respective unrelated staff.

7.4	In the following circumstances, any party hereto shall not be deemed as disclosing or divulging confidential information:

7.4.1	The divulged confidential information have been made public prior to the disclosure (except for those divulged in a manner that is breaching this Article);

7.4.2	Consent in writing by the confidential information providing Party have been obtained through consulation;

7.4.3	The disclosure is mandatory required by any government authority, by the relevant securities supervision authorities or under any laws and regulations.

7.5	Any party hereto breaching this Article shall indemnify the other parties against any loss which the other Parties may incur as a result of such breach.

Article 8 Liability for Default

8.1	Any Party who breaches the provision hereof shall make compensation for any loss incurred on the non-defaulting party as a result of its default.

8.2	The non-defaulting party’s waiver to any default by the defaulting Party shall be valid only in writing. Non-performance or delay in exercising of any rights or remedies hereunder shall not constitute a waiver by the non-defaulting party hereto and partical exercise of rights or remedies shall not impede it to further exercise other rights or remedies.

8.3	The validity herein shall not be affected by the termination or rescission of this Agreement.

Article 9 Force majeure

9.1	Force majeure hereunder refers to war, fire and earthquake, flood, rainstorm, snow disaster and other act of God; or other events that are unforeseeable by the Parties hereto at the time when this Agreement is entered into and the occurrence of which is irresistible and inevitable.

9.2	In case either party hereto is incapable of performing or failed to timely perform all the obligations hereunder or part thereof due to the influence of force majeure, no party shall bear the corresponding liabilities, but the concerned party hereto shall continue to perform the same after the influence of force majeure is removed. If the influence of force majeure has made the performance thereof impossible or unnecessary, all Parties hereto shall manage to resolve the problem through friendly consultation.

Article 10 Alteration, Rescission or Termination of this Agreement

10.1	This Agreement may not be released without unanimous consent after consultation by the Parties hereto. Any alteration hereof shall be signed by the Parties hereto in writing and shall be binding on the Parties hereto.

10.2	Any alteration and rescission hereof shall not hinder the concerned party’s right to request compensation for damages. If either party hereto incur losses as a result of alteration or rescission of this Agreement, except for those may be relieved of liability according to law, the defaulting party shall be responsible for the damages.

Article 11 Applicable Laws and Settlement of Disputes

11.1	The execution, validity, interpretation, performance, amendments and settlement of disputes relating to this Agreement are governed by PRC laws.

11.2	The Parties hereto should settle all disputes arising from the performance of this Agreement through friendly consultation. In case the dispute cannot be settled through consultation, either party shall have the right to sue at a PRC court with competent jurisdiction thereover against the other party.

Article 12 Miscellaneous

12.1	This Agreement shall take effect from the date it is signed by the Parties hereto.

12.2	After this Agreement takes effect and is implemented, the Parties hereto may enter into a supplementary agreement in respect of open terms of this Agreement or new conditions occurred in the performance of the same. Such supplementary agreement forms an integral part of this Agreement and shall be of the same validity.

12.3	The articles regarding confidentiality, settlement of disputes, and liability for default under this Agreement shall survive the rescission or termination hereof.

12.4	Without prior consent in writing from the other parties, no party shall transfer its rights or obligations hereunder in whole or in part hereof to a third party.

12.5	This Agreement is made in triplicate, with the Parties hereto each retaining one copy hereof, respectively. Each original shall be of the same legal effect.

(no text below)

(signature page)

Party A: Shenyang Sunshine Pharmaceutical Company Limited

Authorized Representative(s): /s/ Dan Lou (affixed with the company seal of Shenyang Sunshine Pharmaceutical Company Limited)

Party	B: Liaoning Sunshine Bio-Pharmaceutical Company Limited

Authorized Representative(s): /s/ Jing Lou (affixed with the company seal of Liaoning Sunshine Bio-Pharmaceutical Company Limited)

PartyC: 3SBio Inc.

Authorized Representative(s):	/s/ Dan Lou

Schedule A

Business Cooperation Agreement, which is substantially identical to Exhibit 10.21 except as to:

Parties:	Shenyang Sunshine Pharmaceutical Company Limited
Beijing Sunshine, and
3SBio Inc.
Date:	January 1, 2007